INDEPENDENT AUDITORS' CONSENT


MacroChem Corporation:

We consent to the incorporation by reference in (i) Registration Statement
No. 33-48876 on Form S-8, (ii) Registration Statement No. 33-85818 on Form S-8 and (iii) Registration Statement No. 33-82298 on Form S-3 of our report dated March 6, 1997, appearing in this Annual Report on Form 10-K of MacroChem Corporation for the year ended December 31, 1996.



DELOITTE & TOUCHE LLP

Boston, Massachusetts
March 21, 1997